UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            CHARRETTE DE CAFE, CORP.
                            ________________________
             (Exact name of registrant as specified in its chapter)


             NEVADA                                     75-3076339
     ________________________                    _______________________
     (State of incorporation)                    (IRS Employer
                                                  Identification Number)


          8018 EAST SANTA CANYON ROAD, SUITE 100-131, ANAHEIM. CA 92808
          _____________________________________________________________
                    (Address of principal executive offices)


        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: 333-103641


                                  Common Stock
                           $0.001 par value per share
                           __________________________
                                (Title of Class)


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


Item 1.  Description of Registrant's Securities to be Registered.

         Charrette de Cafe, Corp., a Nevada corporation (the "Registrant") is registering shares of its common stock, par value $.001 per share ("Common Stock") pursuant to a registration statement on Form 2-SB [Commission File No. 333-103641] (the "Registration Statement") that was filed with the Securities and Exchange Commission on March 6, 2003. Reference is made to the prospectus forming a part of the Registration Statement and the sections entitled "Summary Information and Risk Factors" and "Description of Securities," and all amendments to the Registration Statement which may be subsequently filed with the Securities and Exchange Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended (the "Prospectus"). Such Registration Statement and all amendments to the Registration Statement, including the Prospectus, are hereby incorporated by reference into this Form 8-A.

Item 2.  Exhibits.

         3.1  Articles of Incorporation of Charrette de Cafe, Corp. (Exhibit
              3.1 to the Registrant's Form 2-SB Registration Statement filed with the Commission on March 6, 2003).

         3.2 Bylaws of Charrette de Cafe, Corp. (Exhibit 3.2 to the Registrant's Form 2-SB Registration Statement filed with the Commission on March 6, 2003).

         4.1 Form of certificate evidencing shares of Common Stock of Charrette de Cafe, Corp. (Exhibit 4.1 to the Registrant's Form 2-SB Registration Statement filed with the Commission on March 6,
              2003).

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

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 26, 2003                       Charrette de Cafe, Corp.



                                            By: /s/ SANDRA J. ANDRE
                                                ___________________
                                                    Sandra J. Andre


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